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            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference of our report dated February 27, 2008, with respect to the consolidated financial statements of RiverSource Life Insurance Company included in its Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-1, 333-149951) for the registration of the RiverSource Group Variable Annuity Contract offered by RiverSource Life Insurance Company.

                                                           /s/ Ernst & Young LLP


Minneapolis, Minnesota
April 24, 2008